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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                 PXRE Group Ltd.
                   -------------------------------------------
             (Exact name of registrant as specified in its charter)



                                  April 3, 2001
                   ------------------------------------------
                Date of Report (Date of earliest event reported)



         Bermuda                   1-15259                     98-0214717
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   (State or other juris-        (Commission               (I.R.S. Employer
diction of incorporation)        File Number)             Identification No.)



              12 Church Street, Suite 231, Hamilton HM 11, Bermuda
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               (Address of principal executive offices) (Zip Code)

                                 (441) 296-5858
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              (Registrant's telephone number, including area code)






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Item 4.  Changes in Registrant's Certifying Accountants.

         On April 3, 2001, PXRE Group Ltd. (the "Company") retained KPMG to serve as the Company's independent auditors subject to the approval of the Company's shareholders at the Company's Annual General Meeting on June 12, 2001. The retention of KPMG was recommended by the Audit Committee of the Board of Directors and approved by the Board of Directors on April 3, 2001.

         KPMG replaces the Company's prior auditor, PricewaterhouseCoopers ("PwC"), who notified the Company on March 12, 2001, that it would not stand for re-appointment as the Company's auditor for fiscal year 2001. PwC's decision followed the recommendation of the Audit Committee of the Company's Board of Directors, and the Board of Directors' determination on February 13, 2001, to conduct a review of auditing services and to invite PwC, KPMG and another "Big Five" firm of independent auditors to make proposals to the Audit Committee for the provision of auditing services at the Audit Committee's April 2, 2001 meeting. PwC's election not to stand for re-appointment was reported by the Company on Form 8-K filed on March 16, 2001.

         During the past two fiscal years, the Company has had no consultations with KPMG concerning: (a) the application of accounting principles to a specific transaction or the type of opinion that might be rendered on the Company's financial statements as to which a written report was provided to the Company or as to which the Company received oral advice that was an important factor in reaching a decision on any accounting, auditing or financial reporting issue; or
(b) any matter that was either the subject of disagreements or a reportable event within the meaning of Item 304(a)(1) of Regulation S-K.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         Not applicable.




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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PXRE GROUP LTD.



Dated:  April 9, 2001                   By:   /s/ Jeffrey L. Radke
                                           -------------------------------------
                                                 Jeffrey L. Radke
                                                 Executive Vice President